Exhibit 99.77(o)

ITEM 77O - Transactions effected pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate	Aggregate Principal Amt of Offering

Voya Global Bond Fund	PHILIP MORRIS INTERNATIONAL INC	11/3/2014	HSBC	ING Financial Markets LLC	$750,000,000.00